UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 31, 2026

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-14891	95-3733534
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3940 Ruffin Road, Suite C

San Diego, CA 92123

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	FKWL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On July 28th, the Seoul Central District Court (62nd Civil Division) issued a ruling against Franklin Technology Inc. (“FTI”), a South Korea-based subsidiary of Franklin Wireless Corp. (the “Company”), in a legal proceeding brought by Partron Co., Ltd. (“Partron”).

The court ordered FTI to pay damages to Partron in the amount of approximately $3,673,336 USD, plus accrued interest at a rate of 5% per annum from November 4, 2022 through July 16, 2026, and ongoing post-judgment interest at a rate of 12% per annum from July 17, 2026 until full payment is made. The dispute relates to a commercial contract for the development and production of devices.

The Company, through FTI, is currently reviewing the court’s written decision with its legal counsel to evaluate all available legal options, including filing an appeal to a higher court. The Company intends to vigorously defend its position.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: July 31, 2026	By:	/s/ OC Kim
OC Kim, President

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